                                                                   Exhibit 10.25


                           INDUSTRIAL LEASE AGREEMENT


         The parties to this Agreement, entered into on this 21 day of September, 1995 between BLACKTHORN AREA PARTNERS ("Landlord") and WELLS ELECTRONICS, INC. ("Tenant"), agree as follows:

        1.      PREMISES; PREPARATION; SUBSTITUTION.

                A. THE PREMISES. The Landlord leases to the Tenant and the Tenant leases from Landlord that parcel of land and that Building and related parking lots and driveways to be constructed by Landlord on that parcel of land commonly known as ______________ pursuant to those approved plans and specifications as further described herein and that floor plan attached to this Agreement as Exhibit A containing 48,858 square feet of leasable space (the "Premises").

                B.      PREPARATION OF PREMISES. Subject to the provisions of
Section 27, on or before the date the term of this lease of the Premises commences, the Landlord shall cause the Premises to be completed in accordance with the terms and conditions of the "Tenant Improvement Work Letter" including those plans and specifications as approved by Tenant attached to this Agreement as Exhibit B. Except as otherwise provided herein, the Landlord will not be liable to the Tenant for damages nor will the Tenant be relieved from any obligations under this Agreement if the Landlord is prevented from completing the Premises for the Tenant's occupancy on the date the term commences because of strikes, lockouts, labor controversies, accidents, inability to obtain fuel or supplies, or any other cause beyond the reasonable control of the Landlord (each a "Force Majeure" event). In such event, however, the rent under this Agreement shall abate on a per diem basis until the Premises are completed, unless the cause for the delay is the result of the Tenants request for materials, finishes, or installations other than those set forth in Exhibit B, the Tenant's changes in the work to be performed by the Landlord and not approved by the Landlord, the performance by the Tenant or any person employed by the Tenant of any work in the Premises, or any other cause within the reasonable control of the Tenant.

                Landlord will commence construction of the Premises and will substantially complete the Premises and the building of which the same form a part no more than 270 days after the date of the execution of the Lease (the "Delivery Date"). If Landlord's Work in the Premises and Tenant's building has not been substantially completed in accordance with EXHIBIT "B" attached hereto by the Delivery Date, except as caused by a Force Majeure event, Tenant shall receive two (2) days free Rent for each 24-hour period beyond the Delivery Date until the Premises are substantially complete. This free Rent (the "Free Rent" for late delivery) is to be in addition to any other free Rent for which Tenant is eligible. In the event Landlord does not substantially complete Landlord's Work within sixty days after the Delivery Date for any reason other than a Force Majeure event, Tenant shall be entitled to terminate this Lease and receive a refund of any and all amounts previously paid by Tenant to Landlord, or Tenant may continue to accrue Free Rent at the rate of two (2) days Free Rent for each day after the Delivery Date until Landlord substantially completes Landlord's Work (the "Free Rent Period"). As used in this Lease, the terms "substantial completion" and "substantially complete" shall mean Tenants possession of the Demised Premises, and that (a) Landlord's Work has been completed with the exception of minor items which can be completed without material interference with Tenant and (b) a Certificate of Occupancy has been unconditionally issued for Landlord's work.

                Landlord agrees (unless otherwise provided in EXHIBIT "B"), at Landlord's expense, to perform "Landlord's Work" in a good and workmanlike manner in the construction of the Premises substantially in accordance with those specifications attached hereto and made a part hereof as EXHIBIT "B". Landlord will utilize first-quality new materials in compliance with all applicable laws, ordinances, rules and statutes. Tenant shall also have the right during this period to come onto the Premises to install its fixtures and prepare the Premises for the operation of Tenant's business.

Landlord agrees, at Landlord's expense, to obtain and maintain public liability insurance and workers' compensation insurance adequate to fully protect Tenant as well as Landlord from and against any and all liability for death or injury to person or damage to property by reason of construction of Landlord's Work.

                Notwithstanding anything contained in this Lease to the contrary, if Landlord fails to complete any of Landlord's Work described on EXHIBIT "B", including the parking lot, and after thirty (30) days notice to Tenant's Primary Mortgagee (as further defined herein), Tenant's Primary Mortgagee has failed to commence the completion of any of Landlord's Work and to have diligently pursued the completion thereof and as a result thereof Tenant is unable to obtain a certificate of occupancy, Tenant shall have the right, but not the obligation, to perform such work and deduct the amounts incurred against the next ensuing Rent payments, and there shall be an abatement of all Rent and other charges payable as Rent or a deferral of the Free Rent Period, if applicable, until such time as such necessary work is completed.

                Tenant shall have a period of thirty (30) days from the substantial completion of Landlord's Work to provide Landlord with a list of any defects incomplete or unsatisfactory items with respect to Landlord's Work which are or would be apparent by a visual inspection. Landlord shall be obligated within a reasonable amount of time, not to exceed thirty (30) days, to cure any such defects, incomplete or unsatisfactory items. This time provision shall not apply to those defects which are not or would not be apparent by a visual inspection and which are otherwise not caused by the Tenant (hereafter referred to as "Latent Defects") and which solely by way of example and by no means limiting, include defects to any structural, mechanical, electrical or plumbing system or component of the Building which is visible or manifested only underground, within the walls or above the ceiling or below the floor, and Tenant shall, during the Term of this Lease, have the right to report to Landlord any Latent Defects which are in need of repair based upon the obligation of Landlord to do work to the Premises. In connection therewith, the provisions set forth above shall otherwise apply with respect to Landlord's obligation to cure said Latent Defects. Tenant shall promptly notify Landlord of its acceptance or nonacceptance of Landlord's Work setting forth the grounds, if applicable, for the nonacceptance.

                Landlord warrants that upon completion of Landlord's Work the utilities, including without limitation the HVAC (as hereinafter defined), interior and exterior of the Premises will meet with all present laws, codes, regulations and ordinances at the time the Demised Premises is delivered by Landlord to Tenant. If at any time the Premises or such utilities does not meet with such laws, codes, regulations and ordinances as required by regulations of governing authorities, then, except for work that is specifically required as a result of the particular type of operation being conducted by Tenant, the Premises will be brought up to the proper standards at Landlord's expense. In the event Tenant is delayed in opening its business as a result of the repairs performed by Landlord in order to comply with this paragraph, then the Free Rent Period shall be extended for that period of time Tenant is delayed in opening its business as a result of such repairs. If Landlord fails to prosecute such repairs diligently and continuously until completion then Tenant may prosecute such repairs itself and apply the cost of same against the next Rent obligations due hereunder. Landlord shall also be responsible for paying any and all fines or penalties assessed by any governmental authority if the Premises fails to meet codes and regulations of governmental authorities during the Term of this Lease with respects to items Landlord is responsible for as set forth in EXHIBIT "B" under Landlord's Work.

                Moreover, Landlord warrants and guarantees Landlord's Work to have been accomplished in a first-class manner with good workmanship and materials for the longer period of twelve (12) months from the Delivery Date or the length of any warranty or guarantee provided to Landlord from its general contractor. After expiration of said twelve (12) month or longer warranty period, Landlord shall assign to Tenant any and all warranties and guaranties of third parties held by Landlord, except in the event same are unassignable, Landlord shall enforce same for the benefit of Tenant.

        2. TERM. The term of the lease of the Premises (the "Term") shall be one hundred forty-four (144) months commencing on the date which is thirty
(30) days after the Delivery Date (the "Commencement Date"), and ending at 5:00 p.m. (local time) on the day immediately preceding the twelfth (12th) anniversary of the Commencement Date, unless extended or sooner terminated as provided in this Agreement.

        3. USE. The premises shall be occupied and used by the Tenant for manufacturing distribution, and office space and for all other legal uses and for no other purpose.

        4. RENT. The Tenant shall pay to the Landlord as rent, and except as otherwise set forth herein, without any setoff or deduction whatsoever, the sum of $3,408,000.00, in equal monthly installments of $23,666.67 in advance, on the first day of each calendar month during the Term (the "Rent") at the address set forth in Section 18. If the Term commences on any day other than the first day of a calendar month, a pro rata fraction shall be paid for the partial month at the beginning of the Term, if any, as provided below. Unpaid rent and other monies owing to the Landlord under this Agreement shall bear interest at the rate of 12% per annum from the date due until paid. Rent shall begin to accrue on the date (the "Rent Commencement Date") which is the earlier of (i) the date of written acceptance by Tenant of delivery of the completed Premises or (ii) the date Tenant commences its business operations in the Premises, however no sooner than the Commencement Date. However, in no event shall Rent accrue prior to the issuance of Certificate of Occupancy by the local municipal authority.

        5. UTILITIES. All utilities shall be maintained in the Tenant's name. Payment for all utilities used upon or in connection with the Premises shall be made by the Tenant, continuously during the Term and any extensions hereto.

        6. TAXES AND ASSESSMENTS. Tenant covenants and agrees to pay all real estate taxes and special assessments of State, City and County government which may be levied and assessed against the Premises or become due during the term of this Lease, on or before the due date thereof, together with all interest and penalty charges assessed for late payment. Landlord shall cause all tax bills delivered to it to be delivered to Tenant in a timely manner, and Tenant shall in turn deliver to Landlord in a timely manner receipts giving evidence that such taxes or assessments are current and paid in full. Tenant shall pay all taxes levied against its personal property located within the Premises. Tenant hereby agrees to pay license fees, sales or such other tax in the form of sales or use tax, not only in respect to the payment of rent, but in connection with any other service or services provided for by Landlord under this Lease and as is now or may be required in the future under the laws of the State of Indiana or any other governing jurisdiction which have been imposed by a governmental authority in substitution or in lieu of real estate taxes.

        7. LANDLORD'S TITLE. The Landlord's title is and always shall be paramount to the title of the Tenant, and nothing contained in this Agreement authorizes the Tenant to do any act which may encumber the title of the Landlord. This lease shall be subject and subordinate to any mortgage created by or in favor of Landlord and existing on the Commencement Date, and to all renewals, modifications, consolidations, replacements, and extensions thereof, and to all advances made or hereafter to be made on the security of any such mortgage. Notwithstanding the foregoing, the mortgagee under any such mortgage shall recognize this Agreement and, in the event of a foreclosure sale under such mortgage or conveyance by deed in lieu of foreclosure, this Agreement shall continue in full force and effect. The Tenant covenants and agrees that it will, upon the written request of the mortgagee or purchaser, attorn thereto and execute, acknowledge, and deliver any instrument that has for its purposes and effect subordination of the mortgage to this lease. As a material inducement to the Tenant to enter into this Lease, Landlord represents, warrants, covenants and agrees as follows:

                Landlord will be the owner of the Premises and the Real Estate in fee simple absolute as of the Delivery Date.

                The only mortgage encumbrances outstanding against the Premises and the Real Estate as of the Commencement Date will be those mortgages held in the order of priority listed hereafter by (1) ________________, (the "Primary Mortgagee"), (2)
                __________________. For purpose of Section 1.8 of this Lease, the address of Tenant's Primary Mortgagee for notices is:
                ______________________________.

                Upon execution and delivery of this Lease, Landlord shall deliver to Tenant a so called "non-disturbance" agreement in recordable form from any mortgagee whose mortgage (or ground lessor whose lease) shall be prior in lien to the lien of this Lease. Such agreement shall provide that in the event of any foreclosure of the mortgage now held by the mortgagee or transfer in lieu of the foregoing, the mortgagee and its successors in interest agree that

                (i) the Tenant's use, possession and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default beyond the applicable cure periods hereunder, and (ii) that such successor to the Landlord's interest will assume the obligations of Landlord under this Lease accruing subsequent to any such foreclosure or transfer.

                Landlord's title to the Premises and the Real Estate will be good and marketable as of the Delivery Date, free of liens and encumbrances (excluding that mortgage and ground lease described above), and there are no restrictive covenants, easements, or other agreements, zoning laws or other ordinances or regulations which will prevent the Tenant from occupying the Premises for the purpose herein provided, or prevent the full use of the parking areas or otherwise prevent the Real Estate from being developed in accordance with the general layout shown on Exhibit A or otherwise conflict with any of the provisions of this Lease.

                Landlord represents and warrants to Tenant that on the date of delivery of possession of the Premises to Tenant, the Premises shall be free of all violations, orders, or notices of violations of all public or quasi-public authorities, and that Tenant shall be permitted by authorities having jurisdiction thereover to occupy the Premises for the uses and purposes herein provided. Landlord further represents and warrants that the Premises shall be free from any and all materials, substances, devices or equipment defined as hazardous or otherwise controlled under any governmental law, rule or regulation, including any asbestos or asbestos-containing material.

                Notwithstanding anything in this Lease to the contrary, Landlord shall be responsible for configuring the Building such that the Building complies with all current, applicable provisions of the Americans with Disabilities Act (the "ADA") and agrees to indemnify and hold Tenant harmless from and against any and all costs, losses, liabilities, fines, damages and actions sought or incurred respecting any portion of the Building which is not in compliance with Title III of the ADA as of the Commencement Date. Tenant shall be responsible for complying with all current, applicable provisions of Title I of the ADA concerning Tenant's employment and hiring practices as an employer and agrees to indemnify and hold Landlord harmless from and against any and all costs, losses, liabilities, fines, damages and actions sought or incurred respecting Tenant's failure to comply with those provisions of Title I of the ADA concerning Tenant's employment and hiring practices as an employer.

        8.      ASSIGNMENT AND SUBLETTING.

        A. TENANT. Except as further set forth herein, Tenant may not assign or transfer all or any part of its right and interest under this Agreement, and may not sublet or permit the use and occupancy of all or any part of the Premises, to or by a third party without the prior written consent of the Landlord which consent will not be unreasonably withheld. The Landlord's consent under this Section 8 shall be in its reasonable discretion and subject to such conditions as the Landlord may reasonably impose.

        B. LANDLORD. The Landlord named in this Agreement may transfer and assign, in whole or in part, all of its rights and obligations under this Agreement and in the Real Estate. After such transfer or assignment the Landlord named in this Agreement will have no further liability to the Tenant under this Agreement for the obligations assumed by the assignee or transferee providing the new landlord or successor recognizes Tenant's rights under this Lease and assumes all obligations of the Landlord then accrued and thereafter accruing.

        9. UNTENANTABILITY. If the Premises or the Building are made untenantable by fire or other cause, the Landlord may elect (a) to terminate this Agreement as of the date of such casualty by notice to the Tenant within thirty days after that date, or (b) to repair all damage to the Premises or the Building so that the same shall be restored to such condition as existed immediately prior to such damage. If the Landlord elects to terminate this Agreement, the rent shall be abated on a per-diem basis and be paid to the date of the fire or casualty. If the Landlord elects to restore the Premises and Building, such restoration shall be completed with reasonable promptness in substantially the same condition as existed immediately prior to the casualty. If the Premises are unusable during such restoration, or if the Tenant is reasonably required to close its operations while such repairs are made, the rent shall abate during such period of repair while such operations have ceased. If the Tenant continues to operate on the Premises during such repairs, but is unable to use a substantial portion of the Premises, then the rent shall be prorated in the proportion which the area of unusable leased space bears to the total Premises for the period that said space is unusable. The Landlord will not be liable for business losses to the Tenant by reason of damage to the Premises except for that damage caused by the negligent or willful actions of the Landlord. Notwithstanding anything contained in this Section 9 to the contrary, if the Premises are not or cannot be made tenantable within one hundred twenty
(120) days after the date of the casualty for any reason whatsoever, the Tenant may terminate this Agreement and the Lease.

        10. SIGNS. Tenant shall pay for all signs related to the Tenant's use of the Premises. No sign, advertisement, or notice may be inscribed, painted, or affixed on any part of the outside or inside of the Premises or Building by the Tenant except as first consented to by Landlord, which consent will not be unreasonably withheld, and then at the Tenant's expense and only of such color, size, style and material as is approved by the Landlord in writing. The Landlord reserves the right to remove all other signs at the expense of the Tenant. At the expiration of the Term the Tenant shall remove its signs from the Premises and the Building.

        11. ALTERATIONS. No structural alterations or those affecting the mechanical, electric or plumbing systems of the Building or additions may be made and no fixtures may be affixed to the Premises or the Building by the Tenant without prior written consent of the Landlord. All such alterations, additions, and fixtures, except the Tenant's trade fixtures, equipment and business machines, shall be and remain the property of the Landlord unless otherwise agreed in writing by the Landlord.

        12. USE OF THE PREMISES. The Tenant (a) shall occupy and use the Premises during the Term for the purposes specified in Section 3, above and none other; (b) may not make or permit any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance, or government regulations which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried by Landlord on or covering the Building and its operations; (c) may not obstruct or use for storage or for any purpose other than ingress and egress the driveways, parking areas, sidewalks, entrances, courts, corridors, vestibules, halls, elevators, and stairways of the Building; (d) may not create or maintain a nuisance in the Premises, (e) may not place, or permit to be placed, any article of any kind on the exterior walls except for any signs approved by Landlord; (f) may not attach additional locks or similar devices to any window and, upon termination of this Agreement or of the Tenant's possession, shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets, and vaults; (g) shall be responsible for locking the doors and closing the transoms and windows in and to the Premises; (h) may not install any awnings or other form of outside window covering or window ventilators or similar devices without the prior written consent of the Landlord; (i) except as provided in Exhibit B, may not overload any floor, shall route and locate safes and other heavy articles as the Landlord may direct; (j) may not mark, drill into, or in any way deface any part of the Premises or the Building without repairing any damage caused as a result

        The Landlord or Tenant may exclude or repel any peddler, solicitor or beggar. In addition to all other liabilities for breach of any covenant of this
Section 12, the Tenant shall pay to the Landlord, as additional rent under this Agreement, an amount equal to any increase in insurance premiums paid by Landlord caused by such breach. The violation of any covenant of this Section 12 may be restrained by injunction.

        13.     REPAIRS.

        A. BY TENANT. Tenant shall take good care of the Premises and the fixtures in the Premises and other than as set forth in Subsection B of this
Section 13, shall keep the Premises in good order, condition, and repair at the Tenant's expense during the Term, including the replacement of all interior broken glass and exterior glass broken by the Tenant with glass of the same size and quality. If the Tenant does not make necessary repairs within a reasonable time and adequately, the Landlord may, but need not, make such repairs, and the Tenant shall promptly pay the Landlord for the cost thereof as additional rent. On the expiration of the Term or on earlier termination or cancellation of this Agreement, the Tenant shall surrender the Premises and the Landlord's fixtures in as good condition as of the time of delivery to the Tenant, subject to reasonable wear and tear. All injury to the Building or fixtures caused by moving of the Tenant in and out of the Building caused by the Tenant and any damage done by water, steam, electricity, fire or other substances to the Building or fixtures, caused by the Tenant may be repaired by the

Landlord at the expense of the Tenant, and the cost thereof shall become immediately due and payable by the Tenant as additional rent upon the delivery of an itemized statement of such costs by the Landlord to the Tenant, or mailing the same, postage prepaid, to the Tenant at its last known address.

        B. BY LANDLORD. Except for defects occurring solely as a result of Tenants actions for which Tenant shall bear sole responsibility and cost, Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant, to keep, maintain and replace, if necessary, the plumbing system, the electrical system, the utility lines and connections to the Premises, the sprinkler mains, if any, and structural systems including, without limitation, the roof, roof membrane roof covering (including interior ceiling if damaged by leakage) and load-bearing walls and floor slabs and foundations necessary to preserve or maintain the useful life of any such component or system. In the event the Premises become or are out of repair and not in normal operating condition due to either the failure of Landlord to comply with the terms of this Section 14 or which constitute a Latent Defect, then Landlord shall perform or cause to be performed any and all repairs necessary to restore the Premises to a state of normal operating condition and repair. If such repairs are not completed within ten (10) days after Landlord has received written notice from Tenant of such state of disrepair or if such repairs cannot reasonably be completed within such ten (10) day period and Landlord shall fail to commence such repairs within ten (10) days after notice and proceed diligently thereafter, then Tenant may either (i ) terminate this Lease immediately upon delivery of written notice to Landlord if such failure to repair materially and adversely affects Tenant's operation of its business in the Premises or poses a threat to the safety of Tenant's employees or the integrity of the Building, or (ii) prosecute such repairs itself and apply the cost of such repairs against the next maturing monthly installment or installments of Rent due hereunder. Notwithstanding the foregoing in the case of an emergency (such as, without limitation, leaky roof), Tenant shall have the right to prosecute immediately any and all necessary repairs and shall deliver contemporaneous notification to Landlord of the emergency and related repairs and offset the cost of such repairs against the next maturing monthly installment or installments of Rent due hereunder; provided further that if contemporaneous notice is not practicable, as determined by Tenant in its sole judgment, then Tenant shall provide such notice as soon thereafter as reasonably practicable.

        14. EMINENT DOMAIN. If the Building or Real Estate, or any portion thereof, which in Tenant's reasonable judgment prevents the operation of the Tenant's business shall be taken or condemned by a competent authority for any public use or purpose, the Term shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose. Otherwise, Rent shall abate proportionately with respect to that portion of the Building or Real Estate so taken. The Tenant may not share in the condemnation award, except for its personal property and relocation awards, if any, out of pocket costs and loss of its leasehold improvements.

        15.     ENVIRONMENTAL CONDITIONS.

        A. COMPLIANCE WITH LAWS. As a principal element of the consideration for the lease of the Premises to the Tenant by the Landlord, the Tenant acknowledges and agrees that it is familiar and shall strictly comply with all applicable federal, state, and local statutes, laws, rules, regulations, and ordinances (collectively, the "Laws") relating to the use, handling and disposal of hazardous and toxic substances and wastes ("Hazardous Substances"), including all air, water, soil, solid waste and other environmental requirements, as an operator of a business on the Premises under this Agreement, including any community right-to-know rules and regulations. The Tenant agrees to comply with all of the Laws, to obtain all applicable permits, and to file all required notices and reports during the Term and the Tenant's possession of the Premises.

        B. INTENT TO HANDLE HAZARDOUS SUBSTANCES. The Tenant shall check this box if the Tenant intends or expects to handle or dispose of any Hazardous Substances on the Premises or the Real Estate. The Tenant shall immediately notify the Landlord in writing if the Tenant does not now intend or expect to handle or dispose of any Hazardous Substances on the Premises or the Real Estate, but does handle or dispose of any Hazardous Substances during the Term.

        C. CONTAINERS: SPILL CATCHMENT. The Tenant may install or use above-ground or underground storage tanks or containers only in strict accordance with the Laws and only with the prior written consent of the Landlord and according to standards and restrictions reasonably imposed by the Landlord. To the extent required by law, the Tenant shall provide secondary container or spill catchment devices to effectively prevent any spill or overflow related to the filling of any above-ground or underground tanks from contaminating the soil or ground water. With respect to each tank and container located in or on the Premises or the Real Estate, the Tenant shall label each container as to the contents in each such container. If the container holds any Hazardous Substances, the label shall specify the Hazardous Substance or Substances contained.

        D. SITE ASSESSMENT BY TENANT. At such time as the Landlord has reason to believe a Hazardous Substance may be present in or on the Real Estate by reason of a spill or other discharge of a Hazardous Substance, or otherwise, the Tenant, shall within thirty (30) days after written request from the Landlord, provide the Landlord with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to the Landlord, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substance and the potential costs in connection with abatement, cleanup or removal of any hazardous substance found on, under, at or within the Real Estate. If the assessment or report shows the presence of any Hazardous Substance, the Tenant shall pay all costs related to the preparation of the report and assessment and to the required remediation. If the assessment fails to show the presence of any Hazardous Substance, Landlord shall pay all costs related to the preparation of the report and assessment and failing to do so within (30) days notice by Tenant, Tenant shall be entitled to pay these costs and deduct same from the next rental payments.

        E. SITE ASSESSMENT BY LANDLORD. In the event Tenant vacates the Premises or defaults with respect to its obligations under Subsection D above, the Landlord (or its representatives) may visit the Real Estate and perform or cause to be performed environmental site investigations and assessments ("Site Assessments") on the Real Estate for the purpose of determining whether there exists in or on the Real Estate any environmental condition which could result in any liability, cost or expense to any owner or occupier of the Real Estate. Such Site Assessment may include both above and below the ground testing as may be necessary to properly conduct the Site Assessments in the opinion of the persons conducting the Site Assessments (the "Site Reviewers"). The Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises and the Real Estate as may be requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. In the event the Site Assessment reveals the presence of Hazardous Substances introduced by the Tenant, the cost of performing all Site Assessments shall be paid by the Tenant within five (5) days after written demand by the Landlord, and thereafter shall bear interest at the rate of 12% per annum. Otherwise, the Landlord shall bear this cost.

        F. ENVIRONMENTAL INDEMNIFICATION. The Tenant shall indemnify, release, discharge, defend and hold the Landlord harmless from and against, and shall assume, any and all liability including, without limitation, all liability for reporting, assessment, investigation, removal and remediation, and all costs and expenses, arising out of, as a result of, or in connection with any failure of the Tenant or its employees, agents or assigns, to comply with any of the Laws and any and all contamination or the results thereof in the air, soil, and ground water at the Premises and the Real Estate, or at a disposal site to which waste materials generated by the Tenant at the Premises or the Real Estate, or elsewhere, were disposed, as well as any and all releases of contamination from the Premises or the Real Estate caused by or contributed to by the Tenant during the Term and the Tenant's possession of the Premises however except as to any Hazardous Substances introduced by Landlord. The Tenant's obligations under this paragraph shall arise on the discovery of any violation of or non-compliance with any Law by the Tenant, or the contamination of the Premises or the Real Estate, whether or not any federal, state or local agency has taken or threatened any action. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, demands, losses, costs, liabilities and judgments arising from or relating to (i) the violation of any environmental laws, or (ii) the presence of any contamination in, on, or below the Real Estate, including any ground water, existing as of the Commencement Date.

        G. SURVIVAL OF SECTION. The provisions in this Section 15 shall be in effect from the date of this Agreement, shall apply whether or not the Tenant subsequently subleases the Premises, or any part of the Premises, to any third party, and shall remain in effect and shall survive the termination or expiration of this Agreement.

        16. RIGHTS RESERVED TO LANDLORD. The Landlord reserves all rights incident to its ownership of the Building, including, but not limited to, the right (d) if, during or prior to the termination of this Agreement, the Tenant vacates the Premises, to decorate, remodel, repair, alter, or otherwise prepare the Premises for reoccupancy; (f) to exhibit the Premises during the last 180 days of the Term during normal business hours and upon no less than twenty-four
(24) hours notice to Tenant; (g) to take any and all measures, including inspections, repairs, alterations, additions, and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection, or preservation of the Premises or to the Building or the Landlord's interest therein, or as may be necessary or desirable in the operation of the Building during normal business hours and upon no less than twenty-four (24) hours notice to Tenant. The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed liable for an eviction or disturbance of the Tenant's use of possession and without being liable in any manner to the Tenant providing same causes no unreasonable interference with Tenant's business operations.

        17. HOLDING OVER. If the Tenant retains possession of the Premises, or any part thereof, after the termination of this Agreement by lapse of time or otherwise, the Tenant shall pay to the Landlord rent at two times the rate of the then current rental specified in this Agreement for the time that the Tenant thus remains in possession. The provisions of this Section 17 do not waive the Landlord's right of re-entry or any other right under this Agreement. Notwithstanding anything in this Section to the contrary, in the event that Tenant is conducting negotiations in good faith with Landlord for a renewal of the Lease, Tenant may remain in the Premises at the same annual Rent as during the lease year of the Term (or extended term as the case may be) provided, however, upon reaching agreement with Landlord on new lease terms for the renewal, Tenant will pay, retroactively, the agreed to new annual minimum Rent for the entire holdover period; and further, provided, in the event that Landlord deems that Tenant is not, in Landlord's reasonable judgment bargaining in good faith, or Landlord and Tenant cannot reach a mutually acceptable agreement in Landlord's reasonable judgment then upon thirty (30) days' notice to Tenant, Tenant's rent shall be two times the amount of the Rent then applicable pro rated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration of said thirty
(30) days' notice.

        18. NOTICE AND PAYMENTS. Any notice which the Landlord may desire or be required to give the Tenant shall be deemed sufficiently given or rendered if delivered in writing to the Tenant personally or sent by certified or registered mail, addressed to the Tenant at the Premises, return receipt requested. All payments to the Landlord and any notice which the Tenant may desire or be required to give the Landlord shall be deemed sufficiently given or rendered if delivered in writing to the Landlord personally or sent by certified or registered mail, return receipt requested, addressed to the Landlord, Blackthorn Area Partners, c/o Holladay Property Services, Inc., 220 West Colfax Avenue, P.O. Box 1331, South Bend, IN 46624, or at such other place as the Landlord may from time to time designate in writing.

        19. DEFAULT BY TENANT. In the event of a default by the Tenant under this Agreement, the Landlord will have the following remedies:

        A. TENANT'S INSOLVENCY. If the Tenant makes an assignment for the benefit of creditors or if a receiver is appointed for the Tenant or for the Tenant's assets or interest in this Agreement, or if any voluntary or involuntary petition or similar pleading under any section of any bankruptcy law is filed by or against the Tenant or any voluntary or involuntary proceedings in any court or tribunal is instituted to declare the Tenant insolvent or unable to pay its debts and, in the case of any involuntary petition or proceeding which Tenant is not diligently seeking to have dismissed, if it is not dismissed within thirty days from the date it is filed, then the Landlord, at its election and without further notice or demand and either with or without entry upon the Premises, may immediately terminate and cancel this Agreement and this lease and shall thereafter, for the remainder of the Term, be entitled to recover damages in an amount equal to the present value of the rental obligation herein stated, including increases in rent as provided in this Agreement, less rent for the Premises which the Landlord obtains.

        B. LANDLORD'S REMEDIES. If the Tenant fails to pay any rent or other monies owed to the Landlord on the date it is due, and thereafter fails to cure such default within ten days after receipt of written notice from the Landlord, or is otherwise in default of any of its obligations or duties under this Agreement and is not in the process of diligently curing same, then the Landlord may, without being liable for prosecution or claim for damages, enter into and upon the Premises, or any part thereof, and repossess the same, with or without terminating this lease and without prejudice to any of its remedies for rent, entry, possession, damages, or breach of covenant and may, at its option, terminate this Agreement by giving written notice of its election to do so or may, at its option, lease the Premises, or any part thereof, as the agent of the Tenant, or otherwise. The Tenant shall, without demand or further process of law, pay to the Landlord at the end of each month during the Term the difference between the rent due to the Landlord from the Tenant under this Agreement, including any increases in rent due under this Agreement, and the net receipts, if any, being received by the Landlord from the Premises (such net receipts to be calculated by deducting from the gross receipts the expenses incurred by the Landlord in connection with the re-letting of the Premises and performing the Tenant's obligations under this Agreement). If the rent for re-letting the Premises is higher than the monthly rent under this Agreement, then such excess rent shall belong to the Landlord and the Tenant will have no claim or right thereto. The failure or delay of the Landlord in taking any action or pursuing any remedy in the event of a default by the Tenant may not be considered a waiver or consent by the Landlord.

        C. TENANT'S AND LANDLORD'S ENFORCEMENT COSTS. The other party shall pay upon demand all the prevailing party's costs, charges, and expenses, including reasonable fees of attorneys, agents, and others retained by the prevailing party incurred in enforcing the other party's obligations under this Agreement or incurred by the prevailing party in any litigation, negotiation, or transaction in which the other party causes the prevailing party to become involved or concerned.

        20. DEFAULT BY LANDLORD. If the Premises, or any part thereof, are at any time subject to a mortgage, a deed of trust, or a similar lien instrument and this Agreement or the rentals are assigned to such mortgagee, trustee, or beneficiary, and the Tenant is given written notice thereof, including the post office address of such assignee, then the Tenant may not terminate this Agreement for any default on the part of the Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, to the attention of the mortgage loan department, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to make performance at its election for and on behalf of the Landlord. In the event Landlord shall neglect or fail to perform or observe any of the provisions, covenants or conditions contained in this Lease on its part to be performed or observed (i) within ten (10) days after written notice in the case of default in the payment of money, and (ii) in all other cases within thirty (30) days after written notice of default, unless more than thirty (30) days shall be required because of the nature of the default, in which case if Landlord shall fail to proceed diligently to cure such default after notice, Landlord shall be responsible to Tenant for any and all actual damages sustained by Tenant as a result of Landlord's breach. After the expiration of any such period, Tenant, in addition to any other right or remedy it may have at law or in equity, shall have the right to cure any such default at Landlord's expense, and Landlord shall be obligated to reimburse Tenant on demand (in default of which Tenant may reimburse itself out of succeeding rent payments) for all of Tenant's costs and expenses in connection therewith, including, but not limited to, all costs and reasonable attorneys' fees incurred to cure such default or breach of Lease.

        21.     LIABILITY INSURANCE AND INDEMNIFICATION.

        A. REQUIRED COVERAGE. The Tenant shall maintain, and provide to the Landlord acceptable evidence of liability insurance of not less than $1,000,000 per occurrence for bodily injury and not less than $100,000 per occurrence for property damage. The Landlord and its mortgagee shall be designated as a named insured with the right to notice of cancellation or amendment thirty (30) days prior to the effective date thereof. Said insurance shall be maintained during the Term. During the construction of the Building, Landlord shall maintain a policy of builder's risk insurance in an amount no less than the full replacement value of the improvements.

        B. INDEMNIFICATION. The Tenant shall indemnify, defend, and save the Landlord harmless against and from all losses, liabilities, costs, damages, and expenses, including reasonable engineers', architects' and attorneys' fees, which may be incurred by or asserted against the Landlord by reason of or in respect to any of the following occurring during the Term:

        (i) Any work or thing done by the Tenant in, or, or about the Premises, or any part thereof;

        (ii) Any use, nonuse, possession, occupation, condition, operation, maintenance, or management by the Tenant of the Premises, or any part thereof;

        (iii) Any negligence on the part of the Tenant occurring in the Premises and the Building, and on the Building Site.

        C. DEFENSE. If any action or proceeding is brought against the Landlord, or the Real Estate by reason of any losses, liabilities, costs, damages, or expenses incurred by or asserted against the Landlord, by reason of or in respect to any of the matters or things set forth in subsection B of this
Section 21, the Tenant shall, upon written notice from the Landlord and at the Tenant's expense, resist or defend such action or proceeding. The Tenant agrees to give the Landlord prompt written notice of any claim, action, or proceeding brought or threatened against the Landlord, the Tenant, or the Real Estate.

        Landlord hereby indemnifies and agrees to save Tenant, its officers, directors, employees and agents harmless from and against any and all claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments and executions (hereinafter referred to as "Claims") which either (i) result from any default, breach, violation or non-performance of this Lease or any provision of this Lease by Landlord; (ii) result from occurrences of injury to or death of any person, or damage to property, arising out of any work, construction, reconstruction, restoration, maintenance or other work to be done hereunder by Landlord, unless such Claims are caused by the act or omission of Tenant, or its employees, agents or contractors.

        22. TENANT ESTOPPEL CERTIFICATE. The Tenant agrees that at any time and from time to time, upon not less than ten (10) days prior written request by the Landlord, then the Tenant shall execute, acknowledge, and deliver to the Landlord a statement in writing certifying, to the extent it is true, that this Agreement is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that this Agreement, as so modified, is in full force and effect), the commencement and termination dates of this Agreement, that the Tenant has accepted the Premises, the date to which the rental and other charges have been paid in advance, if any, and that the Tenant has no claims against the Landlord or offsets against rent. It is intended that such statement may be relied upon by prospective purchasers of the Landlord's interest in the Real Estate, or by the mortgagee or assignee of any mortgage on the Landlord's interest in the Real Estate.

        23. LIENS. The Tenant may not do any act which in any way encumbers the interest or title of the Landlord in the Premises or the Real Estate, nor may the interest or title of the Landlord in the Premises or the Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by the Tenant. The Tenant may not permit the Premises or the Real Estate to become subject to any mechanics', laborers' or material men's liens on account of labor or material furnished, or claimed to have been furnished, to the Tenant for or on the Premises or the Real Estate. In the event, but only in the event, Tenant fails to remove or bond over such lien or diligently pursue same, the Landlord may (but is not required to) remove or discharge such lien, or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by the Landlord for such purposes shall be additional rent immediately due from the Tenant to the Landlord.

        24.     MISCELLANEOUS.

        A. The invalidity of any provision, clause, or phrase will not serve to render the balance of this Agreement ineffective or void. This Agreement shall be governed by the laws of the State of Indiana.

        B. If the Landlord or the Tenant institutes legal proceedings against the other for breach of any of the covenants or conditions in this Agreement, then the prevailing party shall recover reasonable attorneys' fees and expenses from the other.

        C. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors, and assigns. Any reference to the Tenant or the Landlord shall, for the purpose of determining liability for property damage, personal injury, and the like, be deemed to include the Tenant, the Landlord, his or its receptive agents, employees, servants, partners, independent contractors, licensees, invitees, guests or visitors.

        D. This Agreement supersedes and cancels all prior negotiations and agreements between the Landlord and the Tenant. This Agreement may be amended or altered only by written agreement signed by both the Landlord and the Tenant.

        E. All amounts owed by either the Tenant or Landlord to the other under this Agreement shall be deemed due and payable on the fifth working day after the date the party renders a statement of account therefore to the other and shall bear interest at the rate of 12% per annum from the date due and payable until paid.

        F. So long as the Tenant has paid the rent and all other charges under this Agreement and has performed all obligations under this Agreement, then the Tenant shall have quiet possession of the Premises during the Term.

        G. No consent or approval required of the Landlord in this Agreement may be unreasonably withheld.

        H. Canvassing, soliciting and peddling on the Real Estate are prohibited, and the Tenant shall cooperate to prevent the same.

        25. RULES AND REGULATIONS. The Landlord reserves the right to make reasonable rules and regulations for the Premises and the Real Estate. The Tenant shall abide by all reasonable rules and regulations adopted by the Landlord pertaining to the operation and management of the Premises and the Real Estate. If any rules and regulations adopted by the Landlord are contrary to the provisions of this Agreement, the terms of this Agreement shall govern.

        26. OPTION TO EXTEND. Tenant shall have the right and option (the "Extension Option"), which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the initial Term for two (2) additional consecutive periods of five (5) years each (hereinafter referred to as the "Extension Periods"), provided that (a) Tenant shall give Landlord notice of Tenant's exercise of such option at least six (6) full calendar months prior to the expiration of the initial Term for the first
(5) year extension and at least six (6) full calendar months prior to the expiration of the first Extension Period for second five (5) year extension and
(b) Tenant shall not be in default (beyond expiration of applicable notice and cure periods, if any) in the performance or observance of any of the terms and provisions of the Lease on the part of Tenant to be performed or observed at the time of giving the applicable notice and the commencement of the applicable Extension Period. Except for the amount of Rent, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Period, except that (i) there shall be no further option to extend the Term and (ii) Landlord shall not be obligated to make or pay for any improvements to the Premises. If Tenant shall give notice of its exercise of the option to extend in the manner and within the time period provided aforesaid for either Extension Period, the Term shall be extended upon the giving of such notice without the requirement of any further attention on the part of either Landlord or Tenant. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a) or (b) above.

        If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall nave no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any assignment of this Lease by Tenant, any subletting of all or any part of the Premises and any termination of this Lease shall terminate this Extension Option and all rights granted to Tenant under this Section 26, unless such assignment or subletting is permitted under Section 9 of this Lease.

        The Rent payable for either Extension Period shall be the Fair Market Rent (as said term is hereinafter defined) for the Premises as of commencement of the subject Extension Period. In determining Fair Market Rent, the following factors, among others, shall be taken into account and given effect: size of the Premises, location of the Premises, lease term and rents being quoted in St. Joseph County, Indiana for comparable space.

        Landlord shall have the right to initially designate the Fair Market Rent by giving written notice (the "Rent Notice") to Tenant. Such notice shall be given to Tenant no later than sixty (60) days prior to the deadline set forth above by which Tenant must give Landlord notice of Tenant's exercise of this option to extend for either Extension Period. If Tenant disagrees with Landlord's designation of the Fair Market Rent, Tenant shall have the right, by written notice (the "Arbitration Notice") given to Landlord within fifteen (15) days after Tenant has notified Landlord of its exercise of its option to extend, to submit such Fair Market Rent to arbitration as follows: Fair Market Rent shall be determined by impartial arbitrators, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. Landlord and Tenant shall each pay all actual costs and expenses of their respective arbitrators and they shall split the actual costs and expenses of the third arbitrator. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as provided below, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) business days following the call for arbitration and, if such two arbitrators shall not have reached a unanimous decision within thirty (30) days after their designation and are unable to agree upon the designation of a third arbitrator, they shall so notify the American Arbitration Association sitting in Indianapolis, Indiana and request it to select an impartial third arbitrator, who shall be an office building owner, a real estate counsellor or lawyer or a broker dealing with like types of properties, to determine Fair Market Rent as herein defined. The arbitrators shall advise the parties of their determination at least 30 days prior to the respective Extension Period. If the decision by the arbitrators has not been made before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rent, then Tenant shall pay Rent and other charges under the Lease in respect of the Premises in the amounts which were applicable to the twelve (12) month period immediately prior to the applicable Extension Period until the decision of the arbitrators, at which time Tenant shall pay any underpayment of Rent and other charges to Landlord, or Landlord shall refund to Tenant any overpayment, as the case may be. Failure of Tenant to give an Arbitration Notice within fifteen (15) days after receipt of the Rent Notice (time being of the essence) shall constitute Tenant's agreement to the Rent specified in the Landlord's Rent Notice.

        27. CONDITIONS PRECEDENT. This Lease and the Tenant's obligations under this Lease are conditioned upon and expressly subject to: (i) Landlord acquiring good and marketable title to the Real Estate no later than November 1, 1995, (ii) completion and attachment to the Lease of the floor plan to be attached as Exhibit A depicting the layout of the Building, the interior of the Premises and the Building exterior and all parking areas and driveways, all as satisfactory to Tenant and completion and attachment to the Lease of the Landlord Work Letter as Exhibit B to include those specifications which are satisfactory to Tenant no later than thirty (30) days after this Lease is signed by the Tenant; (iii) Landlord making and diligently prosecuting all applications to effect an abatement of the taxes assessed against the Real Estate through all state, county, city and other applicable governmental entities and having such abatement in effect as of the Commencement Date. In the event any one of these conditions are not met by their respective deadlines (unless extended in writing by Tenant), Tenant shall have the right to terminate this Lease upon written notice to Landlord upon which event Tenant shall be relieved of all obligations under the Lease whether heretofore accrued or not and shall be entitled to reimbursement of any sums advanced or otherwise paid to Landlord.

        IN WITNESS WHEREOF, the parties have entered into this Industrial Lease Agreement as of the date first written above.


                                       LANDLORD

                                       BLACKTHORN AREA PARTNERS


                                       By: /s/ John T. Phair
                                           -----------------------------------
                                           Its: President
                                           Hollady of Indiana, Inc.
                                           General Partner



                                       TENANT

                                       WELLS ELECTRONICS, INC.


                                       By: /s/ Richard J. Mullin
                                           -----------------------------------
                                           President